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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT RESERVE ENGINEERS

      Ryder Scott Company has issued a report as of December 31, 2004 of the "Estimated Future Reserves and Income Attributable to Certain Leasehold Interests (SEC Case)" for Ultra Petroleum Corp. Ryder Scott Company consents to the reference in Form 10-K to Ryder Scott Company reserve report dated February 11, 2005.

                                    RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 7, 2005